UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021 (April 15, 2021)

Five Prime Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36070	26-0038620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Oyster Point Boulevard South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

(415) 365-5600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Five Prime Therapeutics, Inc., a Delaware corporation (“Five Prime”), on March 4, 2021, Five Prime entered into an Agreement and Plan of Merger, dated as of March 4, 2021 (the “Merger Agreement”), with Amgen Inc., a Delaware corporation (“Amgen”), and Franklin Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Amgen (“Purchaser”). Pursuant to the Merger Agreement, on March 18, 2021, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock of Five Prime, par value $0.001 per share (the “Shares”), at a price of $38.00 per Share (the “Offer Price”), in cash, minus any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the offer to purchase, dated March 18, 2021 (together with any amendments, supplements or modifications thereto, the “Offer to Purchase”), and in the related letter of transmittal (together with any amendments, supplements or modifications thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

The Offer and related withdrawal rights expired at 12:00 midnight, New York time, on April 16, 2021 (one minute after 11:59 p.m., New York time, on April 15, 2021) (the “Offer Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised Purchaser that a total of 40,392,569 Shares (together with any Shares then owned by Purchaser and its “affiliates” (as such term is defined in Section 251(h)(6)(a) of the General Corporation Law of the State of Delaware (the “DGCL”)), but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository” (as such terms are defined in Section 251(h)(6) of the DGCL)) had been validly tendered (and not properly withdrawn) pursuant to the Offer prior to the Offer Expiration Time, representing approximately 87.8% of the outstanding Shares as of the Offer Expiration Time. Accordingly, the Minimum Condition (as defined in the Merger Agreement) has been satisfied.

As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on April 16, 2021, Purchaser accepted for payment all Shares that were validly tendered (and not properly withdrawn) pursuant to the Offer, and will promptly (and in any event within two business days) pay for all such validly tendered Shares.

Following the consummation of the Offer, the remaining conditions to the Merger (as defined below) set forth in the Merger Agreement were satisfied, and on April 16, 2021, Purchaser was merged with and into Five Prime without a vote of the stockholders of Five Prime (the “Merger”) in accordance with Section 251(h) of the DGCL, with Five Prime surviving the Merger as a wholly owned subsidiary of Amgen.

At the effective time of the Merger (the “Effective Time”), each then issued and outstanding Share not previously purchased in the Offer (other than (a) Shares that at the Effective Time were held by Five Prime (including any Shares held in treasury), Amgen, Purchaser or any other direct or indirect wholly owned subsidiary of Amgen and (b) Shares outstanding immediately prior to the Effective Time that were held by stockholders of Five Prime who were entitled to appraisal rights under the DGCL and had properly exercised and perfected, and not withdrawn or otherwise lost, such appraisal rights) was converted into the right to receive the Offer Price in cash, minus any applicable withholding taxes and without interest.

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase Shares that was outstanding and unexercised immediately prior to the Effective Time (each, a “Five Prime Option”) (whether vested or unvested) that had a per Share exercise price that was less than the Offer Price was cancelled and converted into the right to receive an amount in cash equal to the product of (a) the total number of Shares subject to such Five Prime Option immediately prior to the Effective Time, multiplied by (b) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per Share under such Five Prime Option immediately prior to the Effective Time. Each Five Prime Option (whether vested or unvested) that had a per Share exercise price that was equal to or more than the Offer Price at the Effective Time was cancelled without any consideration payable therefor.

In addition, immediately prior to the time Purchaser accepted for payment all Shares validly tendered (and not properly withdrawn) pursuant to the Offer (the “Offer Acceptance Time”), each Five Prime restricted Share that was outstanding immediately prior to the Offer Acceptance Time became fully vested and became entitled to receive the Offer Price in accordance with the terms of the Merger Agreement.

The aggregate consideration to be paid by Purchaser to complete the Offer and the Merger is approximately $1.9 billion, without giving effect to related transaction fees and expenses.

The foregoing description of the Merger Agreement, the Offer and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Five Prime with the SEC on March 4, 2021, and is incorporated by reference into this Item 2.01.

The information set forth in Items 3.01, 5.01 and 5.03 is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On April 16, 2021, Five Prime notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger, requested that Nasdaq suspend trading of the Shares effective as of the close of business on April 16, 2021, and requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares, which were previously traded under the symbol “FPRX”, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Five Prime intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Five Prime’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of Five Prime, and Amgen, as the parent entity of Purchaser, acquired control of Five Prime.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Thomas Civik, Peder K. Jensen, Lori Lyons-Williams, Franklin M. Berger, William R. Ringo, Kapil Dhingra, Garry Nicholson and Carol Schafer resigned as a member of the board of directors of Five Prime (the “Board”) and from all committees of the Board on which such director served, effective as of the Effective Time. Such resignations were not in connection with any disagreement between any of the directors and Five Prime. In addition, in connection with the Merger, all of Five Prime’s executive officers ceased to be officers of Five Prime, effective as of the Effective Time.

On April 15, 2021, in connection with the Merger, the Board approved and authorized the Company to enter into letter arrangements with each of Thomas Civik, Helen Collins, Francis W. Sarena and William Ringo to provide each such individual, if such individual is subjected to the excise tax under Section 4999 of the Internal Revenue Code, with a payment such that each individual will retain an amount equal to the amount he or she would have received had the excise tax not applied. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Gross-Up Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, in connection with the consummation of the Merger, the certificate of incorporation and bylaws attached hereto as Exhibits 3.1 and 3.2, respectively, became the certificate of incorporation and by-laws of Five Prime and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of March 4, 2021, by and among Amgen Inc., Franklin Acquisition Sub, Inc. and Five Prime Therapeutics, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Five Prime with the SEC on March 4, 2021.

3.1	Tenth Amended and Restated Certificate of Incorporation of Five Prime Therapeutics, Inc., dated as of April 16, 2021.

3.2	Amended and Restated Bylaws of Five Prime Therapeutics, Inc., dated as of April 16, 2021.

10.1	Form of Gross-Up Agreement.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2021	By:	/s/ Jonathan P. Graham
	Name:	Jonathan P. Graham
	Title:	Executive Vice President, General Counsel and Secretary